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                                                                  Exhibit 99.1

                NATIONSCREDIT DISTRIBUTION FINANCE, INC.
                     ANNUAL OFFICER CERTIFICATE

                  NationsCredit Grantor Trust 1996-1
                  ----------------------------------


The undersigned certifies that he is the Vice President-Treasurer of NationsCredit Distribution Finance, Inc., a Georgia corporation (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 13.10 of the Pooling and Servicing Agreement dated as of January 31, 1996 among NationsCredit Securitization Corporation, NationsCredit Commercial Corporation and Bankers Trust Company (the 'Agreement') and further certifies that ( I ) a review of the activities of the Servicer during the period January 1, 1997 up to and including December 31, 1997 and of its performance under the Agreement has been made and (ii) based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the past year up to and including December 31, 1997.

IN WITNESS WHEREOF, I have affixed hereto my signature this the 30th day of March, 1998.

                                	NationsCredit Distribution Finance, Inc.



                                     	By: /s/ LAWRENCE ANGELILLI
                                          ----------------------
                                            		Lawrence Angelilli
                                              Vice President-Treasurer

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                                                                  Exhibit 99.2

                      ON PRICE WATERHOUSE LETTERHEAD


              Loan Servicing Report of Independent Accountants



March 27, 1998

To the Board of Directors of
NationsCredit Commercial Corporation


We have examined management's assertion about NationsCredit Commercial Corporation's compliance with the servicing requirements outlined in sections 12.3, 13.8, 14.1, 14.2, 14.3, 14.6 and 14.7 of the Pooling and Servicing
Agreement dated January 31, 1996 (the "Agreement") for the NationsCredit Grantor Trust 1996-1 securitization during the year ended December 31, 1997 included in the accompanying management assertion. Management is responsible for NationsCredit Commercial Corporation's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about NationsCredit Commercial Corporation's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about NationsCredit Commercial Corporation's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NationsCredit Commercial Corporation's compliance with specified requirements.

In our opinion, management's assertion that NationsCredit Commercial Corporation complied with the aforementioned sections of the Agreement for the year ended December 31, 1997 is fairly stated, in all material respects.


/s/ PRICE WATEHOUSE LLP

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                       ON NATIONSCREDIT LETTERHEAD

March 27, 1998

Price Waterhouse LLP
NationsBank Corporate Center
Suite 5400
100 North Tryon Street
Charlotte, NC 28202

Dear Sirs:

As of and for the year ended December 31, 1997, NationsCredit Commercial Corporation has complied in all material respects with the servicing requirements outlined in sections 12.3, 13.8, 14.1, 14.2, 14.3, 14.6 and 14.7 of the Pooling and Servicing Agreement dated January 31, 1996 for the NationsCredit Grantor Trust 1996-1 securitization.




/s/ MIKE PARKS
--------------
Mike Parks, SVP
NationsCredit Commercial Corporation



/s/ DAVE DISTEL
---------------
Dave Distel, SVP
NationsCredit Commercial Corporation



/s/ LAWRENCE ANGELILLI
----------------------
Lawrence Angelilli, Treasurer
NationsCredit Corporation

                                  Page 2 of 4


ON NATIONSCREDIT LETTERHEAD

March 27, 1998


Price Waterhouse LLP
NationsBank Corporate Center
Suite 5400
100 North Tryon Street
Charlotte, NC 28202

Ladies and Gentlemen:

In connection with the examination performed by you as required by section
13.11 of the Pooling and Servicing Agreement for the NationsCredit Grantor Trust 1996-1 securitization dated as of January 31, 1996 (the "Agreement"), between NationsCredit Commercial Corporation (the "Company"), as Servicer, NationsCredit Securitization Corporation, as Seller, and Bankers Trust Company, as Trustee and Collateral Agent, as of and for the year ended December 31, 1997, we confirm to the best of our knowledge and belief, the following representations made to you during the performance of your examination: (NOTE: Capitalized terms used within this letter without definition shall have the meanings assigned in the Agreement.)

1. We acknowledge management's responsibility for complying with all sections related to servicing the Receivables held by the Trust.

2. We have performed an evaluation of the Company's compliance with 12.3, 13.8, 14.1, 14.2, 14.3, 14.6 and 14.7 of the Agreement.

3. As of and for the year ended December 31, 1997, the Company has complied with the aforementioned sections of the Agreement

4. We are not aware of (a) any irregularities involving management or employees who have significant roles in the system of internal accounting control, or any irregularities involving other employees that could have a material effect on the Agreement, or (b) any violations or possible violations of laws or regulations the effects of which should be considered for disclosure in your report. We have complied with all aspects of the Agreement.

5. We have made available to you all financial records and documentation related to compliance with the specified requirements.

6. We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the specified requirements, including communications through March 27, 1998.

7. We acknowledge management's responsibility for establishing and maintaining an effective internal control structure over compliance.

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8.   We have disclosed to you any known noncompliance with the aforementioned sections of the Agreement.

9. We have disclosed to you any known noncompliance occurring through March 27, 1998.

10. All investments were Permitted Investments as of and for the year ended December 31, 1997.

11. All deposits to the Collection Account as of and for the year then ended December 31, 1997, were made in accordance with section 14.2 of the Agreement.

12. We are not aware of any events that would be considered Events of Default as defined in section 18.1 of the Agreement.




/s/ MIKE PARKS
--------------
Mike Parks, SVP
NationsCredit Commercial Corporation



/s/ DAVID DISTEL
----------------
David Distel, SVP
NationsCredit Commercial Corporation



/s/ LAWRENCE ANGELILLI
----------------------
Lawrence Angelilli, Treasurer
NationsCredit Corporation


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